Exhibit 10.1
Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.
Merck KGaA . Germany . Frankfurter Str. 250 . 64293 Darmstadt
VIA COURIER

Idera Pharmaceuticals, Inc.	Date	June 2, 2010
Steven J. Ritter, Ph.D., J.D.	Division/Dept.	Corporate Legal — CL-M
Vice President — Intellectual Property and Contracts	Care of	Jens Eckhardt — ns
167 Sidney Street	Phone	+49 — 61 51 — 72 23 98
Cambridge, MA 02139	Fax	+49 — 61 51 — 72 23 73
USA	E-Mail	jens.eckhardt@merck.de
Our license agreement dated December 18, 2007, effective February 4 2008 (the “Agreement”)
Dear Steve,
It is recognized that Idera has met its obligations of delivering [**] Follow-on Compounds in accordance with Section 3.6 of the Agreement. Merck is actively characterizing these Follow-on Compounds toward a goal of selecting [**] for possible development. As this characterization is currently ongoing, Merck requests that Idera allow Merck to extend the period of time for selecting the Follow-on Compounds such that Merck’s right to make a selection pursuant to Section 3.6 of the Agreement would expire on [**]. This addition time will enable Merck to further characterize the Follow-on Compounds and make a more informed decision in the selection process. During this additional time period, Idera’s role in Merck’s selection process is expected to be passive and no additional resources are expected to be provided by Idera under the terms of the Agreement.
If you are in agreement with the above please indicate so by returning the attached duplicate of this letter duly signed.
Very truly yours,

Merck KGaA		Agreed:

i.V.	i.V.	Idera Pharmaceuticals, Inc.

/s/ Astrid Perschl Dr. Astrid Perschl	/s/ Jens Eckhardt Jens Eckhardt	/s/ Louis J. Arcudi Louis J. Arcudi, III

Merck KGaA · Germany
Frankfurter Str. 250	Partnership limited by shares	Executive Board
64293 Darmstadt	Commercial Register AG Darmstadt HRB 6164	and General Partners:
Phone +49 6151 72-0	Registered Office: Darmstadt
Fax +49 6151 72-2000	Chairman of the Supervisory Board:	Karl-Ludwig Kley (Chairman),
www.merck.de	Wilhelm Simson	Michael Becker, Bernd Reckmann, Elmar Schnee